Exhibit 99.1

Scientific Games Announces Sale of Sports Betting Business, OpenBet, to Endeavor for $1.2 Billion

Significant Milestone Advancing Vision to Become the Leading Cross-platform Global Game Company

Accelerates De-Levering Plan and Unlocks Significant Value

LAS VEGAS, September 27, 2021 -- Scientific Games Corporation (NASDAQ: SGMS) (“Scientific Games,” “SGC” or the “Company”) announced that it has entered into a definitive agreement to sell its Sports Betting business, OpenBet, to Endeavor Group Holdings, Inc. (NYSE: EDR), a global sports and entertainment company, in a cash and stock transaction valued at $1.2 billion. Under the terms of the agreement, Scientific Games will receive $1 billion in cash and $200 million in Endeavor Class A common stock based on the volume-weighted average trading price of the Class A Common Stock for the twenty (20) trading days ending on September 24, 2021, subject to customary purchase price adjustments. The transaction is expected to close in the second quarter of 2022, subject to applicable regulatory approvals and customary closing conditions.

OpenBet is one of the world’s leading global online sports betting technology companies, offering an ecosystem of sports content, technology and services to the largest operators around the world. It is the number one business-to-business sports betting partner in the U.S., U.K., Australia and Canada, with a leading position in Europe and APAC. To date, OpenBet has over 75 global customers, including 24 sports books across 12 states and a 100% uptime record across major sporting events.

“This transaction represents the culmination of a thorough process to divest OpenBet in order to maximize value for our shareholders and rapidly advance our vision to become the leading cross-platform global game company,” said Barry Cottle, President and Chief Executive Officer of Scientific Games. “The transaction is a significant milestone towards optimizing our portfolio and de-levering the balance sheet to enhance our financial flexibility. It will position us to invest both organically and inorganically in key growth areas, particularly in content and digital markets. We are delivering on our promises and executing on our strategy to transform our company and unlock significant value for employees, customers and shareholders.”

“We believe Endeavor will enable us to build on our exceptional track record of innovation and reliability and unlock even greater value for our customers and employees,” said Jordan Levin, Chief Executive of Scientific Games’ Digital business. “Endeavor’s deep industry relationships and global reach make them the ideal partner. Together, these companies will be well positioned to capitalize on emerging trends to deliver even more innovative and tailored solutions to customers as we define the future of sports betting entertainment.”

“OpenBet has built an incredible sports betting suite anchored in its best-in-class betting engine and now including expanded content, services and products for sports books and fans,” said Ariel Emanuel, CEO, Endeavor. “This capability set is the ideal complement to our IMG ARENA sports betting business, which works directly with sports rights holders. We look forward to growing these businesses together to capitalize on the strong secular tailwinds in the sports betting ecosystem.”

Advisors

Oakvale Capital LLP and Macquarie Capital (USA) Inc. are serving as financial advisors and Cravath, Swaine & Moore LLP is serving as legal counsel to Scientific Games.

About Scientific Games

Scientific Games Corporation (NASDAQ: SGMS) is a world leader in entertainment offering dynamic games, systems and services for casino, lottery, online gaming and sports betting. Scientific Games offers the gaming industry’s broadest and most integrated portfolio of game content, advanced systems, cutting-edge platforms and professional services. Committed to responsible gaming, Scientific Games delivers what customers and players value most: trusted security, engaging entertainment content, operating efficiencies and innovative technology. For more information, please visit scientificgames.com.

About Endeavor

Endeavor is a global sports and entertainment company, home to the world’s most dynamic and engaging storytellers, brands, live events and experiences. The company is comprised of industry leaders including entertainment agency WME; sports, fashion, events and media company IMG; and premier mixed martial arts organization UFC. The Endeavor network specializes in talent representation; marketing and licensing; content development, distribution and sales; event management; and a number of direct-to-consumer offerings.

Investor Inquiries:

Jim Bombassei, Senior Vice President of Investor Relations
IR@scientificgames.com

Media Inquiries:

Nick Lamplough / T.J. O’Sullivan / Lucas Pers, Joele Frank, Wilkinson Brimmer Katcher, +1 212 355 4449

Forward-Looking Statements:

In this press release, Scientific Games makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “may,” and “should.” These statements are based upon Scientific Games’ management’s current expectations, assumptions and estimates regarding the proposed Transaction between Scientific Games and Endeavor, the expected benefits of the proposed Transaction, the expected timing of completion of the proposed Transaction and anticipated future financial and operating performance and results. Forward-looking statements are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including (i) the risk that the conditions to the closing of the proposed Transaction may not be satisfied, (ii) the risk that a material adverse change, event or occurrence may affect Scientific Games and Endeavor prior to the closing of the proposed Transaction and may delay the proposed Transaction or cause the companies to abandon the proposed Transaction, (iii) the possibility that the proposed Transaction may involve unexpected costs, liabilities or delays, (iv) the risk that the businesses of the companies may suffer as a result of uncertainty surrounding the proposed Transaction and (v) the risk that disruptions from the proposed Transaction will harm relationships with customers, employees and suppliers or (vi) that Scientific Games may be unable to achieve expected financial, operational and strategic benefits of the proposed Transaction, and those factors described in Scientific Games’ filings with the Securities and Exchange Commission (the “SEC”), including Scientific Games’ current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 1, 2021 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for Scientific Games’ ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.